                                                                Exhibit 99.d(1)

                                     FORM OF

                        ADDENDUM TO MANAGEMENT AGREEMENT

                         DATED FEBRUARY 1, 1995 BETWEEN

                       ARIEL CAPITAL MANAGEMENT, INC. AND

                 ARIEL INVESTMENT TRUST f/k/a ARIEL GROWTH FUND

     The series of Ariel Investment Trust (the "Trust") designated Ariel Focus Fund (the "Fund") shall be managed by Ariel Capital Management, LLC (the "Adviser/Manager") pursuant to the Management Agreement between Ariel Capital Management, Inc. and the Trust dated February 1, 1995, with an initial effective date of February 1, 1995, which was assumed by the Adviser/Manager pursuant to an Assumption Agreement dated February 1, 2004 between the Adviser/Manager and the Trust. The compensation payable out of the assets of the Fund pursuant to
Section 4(a) of the Agreement shall be at the following annual rates:

     ANNUAL RATE              VALUE OF AVERAGE DAILY NET ASSETS
     -----------              ---------------------------------
            0.75%                     First $500 million
            0.70%                     Next $500 million
            0.65%                     Over $1 billion

     Dated May XX, 2005


                              ARIEL CAPITAL MANAGEMENT, LLC

                              By:
                                  -----------------------------------
                              Title:
                                     --------------------------------


                              ARIEL INVESTMENT TRUST

                              By:
                                  -----------------------------------
                              Title:
                                     --------------------------------